                       [    ] Shares of Common Stock/1/

                                ($.01 par value)

                                WEB STREET, INC.

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                              New York, New York
                                                             November [  ], 1999

FAHNESTOCK & CO. INC.
PACIFIC CREST SECURITIES INC.
WEB STREET SECURITIES, INC.
As Representatives of the Several
Underwriters listed on Schedule A hereto
c/o Fahnestock & Co. Inc.
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

          Web Street, Inc., a Delaware corporation (the "Company"), confirms its agreement with Fahnestock & Co. Inc. ("Fahnestock"), Pacific Crest Securities Inc., Web Street Securities, Inc. ("WSS") and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters"), for whom Fahnestock, Pacific Crest and WSS are acting as the representatives (the "Representatives"), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of 3,500,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"). Such shares of Common Stock are hereinafter referred to as the "Firm Shares".

          Upon your request, as provided in Section 3(c) of this Agreement, the Company and the persons named in Schedule B hereto (the "Selling Stockholders") shall also sell to the Underwriters, acting severally and not jointly, up to an additional 525,000 shares of Common Stock for the purpose of covering over-allotments, if any (the "Option Shares"). The Firm Shares and the Option Shares are hereinafter referred to as the "Securities". The Securities are more fully described in the Registration Statement and the Prospectus referred to below.

---------------------
     /1/ Plus an option to purchase from the Company and the Selling Stockholders up to 525,000 additional shares to cover over-allotments.

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as follows:

          (1) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-85849), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933 (the "Act"), and the rules and regulations promulgated thereunder, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations promulgated thereunder. The Company will next file with the Commission either (1) prior to the effective date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the effective date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A information) required by the Act and the rules promulgated thereunder to be included in such registration statement and the Prospectus. The Company will furnish a copy of any amendment to such Registration Statement, or any Registration Statement filed pursuant to Rule 462(b) under the Act (a "462(b) Registration Statement", to the Representatives at least two business days before filing such Registration Statement amendment, and will not file any other amendment thereto or any Rule 462(b) Registration Statement to which the Underwriters shall have objected in writing. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A or 462(b) under the Act), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus".

          (2) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any of the foregoing, and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or to the Company's knowledge, threatened.

          (3) Each of the Preliminary Prospectus, Registration Statement and Prospectus, at the time of filing thereof, conformed, or will conform; as the case may be, to the requirements of the Act and the rules and regulations promulgated thereunder, and none of the Preliminary Prospectus, Registration Statement or Prospectus, at the time of filing thereof, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or omitted in reliance upon, and in conformity with, written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters, expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment thereof or supplement thereto.

          (4) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and any Option Closing Date, and during such longer period as the Prospectus may be required pursuant to the Act to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the rules and regulations promulgated thereunder. Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or omitted in reliance upon, and in conformity with, written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters, expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment thereof or supplement thereto.

          (5)  Each of the Company and its Subsidiaries (as hereinafter defined)
(i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) other than as disclosed in the Registration Statement, owns no interest in any corporation, partnership, trust, joint venture or other business entity, (iii) is duly qualified and licensed to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, (iv) has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all foreign and domestic governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters and the activities of brokers and dealers), to own or lease its properties and conduct its business as described in the Prospectus and (v) is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises, permits and all foreign, federal, state and local laws, rules and regulations, (including, without limitation, timely filing of all Financial and Operational Combined Uniform Single Reports required to be filed with the Commission), and has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, if the subject of an unfavorable decision, ruling or finding, would, in the aggregate, have a material adverse effect on stockholders equity in, or the condition (financial or otherwise), earnings, business prospects or properties of, the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The disclosures in the Registration Statement concerning the effects of foreign, federal, state and local laws, rules and regulations on each of the Company's and the Subsidiaries' business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

          (6) The Company has a duly authorized equity capitalization as set forth in the Prospectus under "Capitalization" and will have the adjusted duly authorized equity capitalization set forth therein on the Closing Date and any Option Closing Date, based upon the assumptions set forth therein. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities (i) are not and will not be subject to any preemptive or other similar rights of any stockholder,
(ii) have been duly authorized for listing, subject to official notice of issuance on the Nasdaq National Market, and (iii) when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus. The holders of the Securities will not be subject to any liability solely by reason of being such holders. All corporate action required to be taken by the Company or any of it Subsidiaries for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form according to the corporate law of Delaware. Upon the issuance and delivery, pursuant to the terms hereof, of the Securities to be sold by the Company and the Selling Stockholders hereunder, the Underwriters, will acquire good and marketable title to such Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

          (7) The subsidiaries of the Company listed on Annex A hereto (each, a "Subsidiary", and together, the "Subsidiaries") are the only subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned by the Company free and clear of any security interest, claim, lien or encumbrance.

          (8) The consolidated financial statements, including the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus, fairly present the financial position, income, changes in cash flow, changes in stockholders' equity, and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The outstanding debt, the property, both tangible and intangible, and the business of the Company and each of its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The other financial information set forth in the Prospectus fairly present, on the basis stated in the Prospectus, the information set forth therein, and have been derived from, or compiled on, a basis consistent with that of the audited financial statements included in the Prospectus.

          (9) Each of the Company and its Subsidiaries has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is (i) currently being contested in good faith, whether or not arising from transactions in the ordinary course of business, and (ii) set forth in the Prospectus (exclusive of any supplement thereto).

          (10) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (11) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, domestic or foreign, pending or threatened against (or, to the Company's knowledge, circumstances that are reasonably likely give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (i) questions the validity of its capital stock, this Agreement or any action taken or to be taken by the Company or its Subsidiaries pursuant to, or in connection with, this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed or (iii) except for matters disclosed in the Prospectus, might, individually or in the aggregate, have a Material Adverse Effect.

          (12) The Company and each of its Subsidiaries (i) are in compliance in all respects with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iv) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

          (13) The Company has full legal right, corporate power and authority to authorize, issue, deliver and sell the Securities being sold by it hereunder, enter into this Agreement and consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. None of the Company's issuance or sale of the Securities or the execution or delivery of this Agreement by the Company or the Selling Stockholders, the Company's and the Selling Stockholders' performance hereunder, consummation of the transactions contemplated herein or in the Registration Statement, or the conduct of the Company's or its Subsidiaries', business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, (A) results in or will result in any breach or violation of any of the terms or provisions of, (B) constitutes or will constitute a default under, or (C) results in or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever, upon any property or assets (tangible or intangible) of the Company or any of its Subsidiaries pursuant to the terms of any of the following: (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or the Charter or By-laws of its Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan, lease, deed of trust, credit agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation, applicable to the Company or its Subsidiaries, of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their activities or properties.

          (14) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been or may be obtained under the Act, the Securities and Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the National Association of Securities Dealers, Inc. ("NASD") or the Nasdaq National Market in connection with the Underwriters' purchase and distribution of the Securities, in the manner contemplated herein and in the Prospectus.

          (15) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by it, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, enforceable against it in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form S-1. There are no contracts or other documents which are required by the Act or the rules and regulations promulgated thereunder to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

          (16) Neither the Company nor any of its Subsidiaries is in violation or default of (A) any provision of its Charter or By-laws or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject.

          (17) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (18) Neither the Company nor any of its Subsidiaries maintains, sponsors or contributes, or at any time has maintained, sponsored or contributed, to any program or arrangement that is or was subject to the provisions of, or that provides or provided any benefits described in, the Employee Retirement Income Security Act of 1974, and the regulations and interpretation thereunder.

          (19) Neither the Company, its Subsidiaries nor any of its employees, directors, stockholders, partners, or affiliates of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

          (20) The Company and each of its Subsidiaries owns or has obtained licenses for the patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property referenced or described in the Prospectus as being owned by or licensed to it (collectively, the "Intellectual Property"). Except as set forth in the Prospectus under the caption "Business-Intellectual Property and Other Proprietary Rights", (A) there are no rights of third parties to any such Intellectual Property, (B) there is no infringement by third parties of any such Intellectual Property, (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or its Subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (D) there is no domestic or foreign, pending or threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (E) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, (F) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, except in any case, for such rights, action, suits, proceedings, claims, patents or patent applications as would not, in the aggregate, have a Material Adverse Effect, and (G) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all Intellectual Property necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted.

          (21) The Company and each of its Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and taxes, lessor's interests and liens for taxes not yet due and payable.

          (22) Arthur Andersen LLP ("Andersen"), which has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent certified public accountant as required by the Act and the rules and regulations promulgated thereunder.

          (23) Except as described in the Prospectus under "Underwriting," there are no claims, payments, issuances, arrangements or understandings, whether oral or written, of the Company for services in the nature of a finder's or origination fee with respect to the sale of the Securities by it hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company's knowledge, any of its respective officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the NASD.

          (24) The Company and each of its Subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by it may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believes that to the extent any such risk ever existed it has been eliminated and will not have a Material Adverse Effect; and the Company believes, after inquiry, that each supplier, vendor, contractor or customer used or served by the Company and each of its Subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that any failures to remedy would not, in the aggregate, have a Material Adverse Effect.

          (25) Neither the Company nor, to its knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, any of its Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might have a Material Adverse Effect. The Company's and each of its Subsidiaries' internal accounting controls are sufficient to cause the Company and each such Subsidiary to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (26) Except as set (i) forth in the Prospectus or (ii) as need not be described pursuant to Item 404(b) of Regulation S-K under the Act, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 under the Act) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries, or (B) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services, or
(ii) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of its Subsidiaries and any officer, director, or Principal Stockholder (as such term is defined in the Prospectus) of the Company or any of its Subsidiaries, or any partner, affiliate or associate of any of the foregoing persons or entities.

          (27) Any certificate signed by any officer of the Company, and delivered to the Underwriters or to Cravath, Swaine & Moore ("Underwriters' Counsel"), shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (28) Except as described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act, other than those holders who have waived such rights. Except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Securities.

          (29) Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "Investment Company Act"), and the rules and regulations of the Commission promulgated thereunder.

          (30) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in the Prospectus.

          2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (1) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

          (2) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act and the rules and regulations promulgated thereunder or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (3) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Stockholder, in the form
heretofore furnished to you (the "Custody Agreement") with [             ], as
Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

          (4) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and the rules and regulations promulgated thereunder and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (5) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

          (6) To the best of their knowledge, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any fact, condition or information not disclosed in the Prospectus or any supplement thereto which has materially adversely affected or may materially adversely affect the business of the Company or any of its Subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

          (7) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under Section I(d) of this Agreement.

          (8) Any certificate signed by any Selling Stockholder and delivered to the Representatives or Underwriters' Counsel in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

          3.  Purchase, Sale and Delivery of the Securities.

          (1) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $[______] per share of Common Stock, that number of Firm Shares set forth in Schedule A opposite the name of such Underwriter.

          (2) Payment of the purchase price and delivery of certificates for the Firm Shares shall be made at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on November [ ], 1999, or at such other time and date as shall be agreed upon by the Representatives and the Company, but not more than three business days after the foregoing date (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          (3) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the Underwriters to purchase all or any part of the Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the option and any Option Closing Date. The number of the Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. The maximum number of Option Shares to be sold by the Company is 55,000, and the maximum aggregate number of Option Shares to be sold by the Selling Stockholders is 470,000. The maximum number of Option Shares which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, (i) the Company will not sell any of its Option Shares until the Selling Stockholders have sold all their Option Shares and (ii) the number of Option Shares to be sold by each Selling Stockholder shall be pro rata, such that, as nearly as practicable, for every Option Share purchased by the Underwriters, Rodney Schoemann shall sell .74468 Option Shares and William and Edith Shutt shall sell .25532 Option Shares.

          Each Selling Stockholder will pay any applicable state transfer taxes involved in the transfer to the several Underwriters of the Option Shares to be purchased by them from such Selling Stockholder, and the respective Underwriters will pay any additional stock transfer taxes then involved in further transfers.

          (4) If the option provided for in Section (c) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Representatives at Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the date specified by the Representatives which shall be within three business days after exercise of said option (each such date and time of payment and delivery being herein called an "Option Closing Date"), against payment by the several Underwriters through the Representatives thereof to, or upon the order of, the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Option Shares shall be made through facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on any settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

          4. Public Offering of the Securities. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5.  Covenants and Agreements.

          (1)  The Company agrees with each of the several Underwriters that:

          (1) The Company will use its best efforts to cause the Registration Statement, if not effective at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and any amendment thereof, to become effective as promptly as possible. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or of any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (2) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act and the rules and regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act and the rules and regulations promulgated thereunder, the Company promptly will (A) notify the Representatives of any such event, (B) prepare and file with the Commission, subject to the second sentence of Section 5(a)(i), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Prospectus to each of the Underwriters in such quantities as each such Underwriter may reasonably request.

          (3) The Company shall endeavor in good faith, in cooperation with the Representatives, at or prior to the Effective Date, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

          (4) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158 under the Act, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (5) During a period of five years from the date hereof, the Company will furnish to its stockholders annual reports (including financial statements audited by independent public accountants) and will deliver to the
Representatives:

          (1) concurrently with furnishing the above-mentioned quarterly reports to its stockholders, statements of income of the Company for each quarter, in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

          (2) concurrently with furnishing the above-mentioned annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

          (3) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

          (4) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission securities exchange on which any class of securities of the Common is listed; and

          (5) every press release and every news item or article of interest to the financial community in respect of the Company or its affiliates which was released and prepared by or on behalf of the Company.

          After November 1, 2001, delivery to the Underwriters will be deemed to have been made to the extent the Company has filed the above-referenced materials with the Commission and has notified the Representatives of such filing by e-mail or such other notification as to which the Company and the Representatives will agree.

          (6) For a period of two years from the Closing Date, the Company shall furnish to the Representatives, at the Representatives' request and at the Company's sole expense, on a quarterly basis (i) a list of the securities positions of participants in the Depositary Trust Company in the Common Stock and (ii) as provided from the transfer agent to the Company, a list of holders of all of the Company's securities.

          (7) The Company will furnish to the Representatives and Underwriters' Counsel, without charge, at such place as the Representatives may designate, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act and the rules and regulations promulgated thereunder, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (8) On or before the Effective Date, the Company shall provide the Representatives with true copies of duly executed, legally binding and enforceable agreements pursuant to which, for a period of not less that 180 days from the Effective Date, subject to such exceptions as Fahnestock may agree, holders of all shares of Common Stock and any securities exchangeable or exercisable for, or convertible into, Common Stock, agree not to, without the prior written consent of Fahnestock & Co. Inc., publicly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

          (9) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Fahnestock, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction; provided, however, that the Company may issue and sell Common Stock and securities exercisable for Common Stock pursuant to any employee stock option plan, stock ownership plan, stock purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

          (10) Neither the Company nor any of its officers, directors or stockholders, nor any of their respective affiliates (within the meaning of the Exchange Act) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

          (11) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

          (12) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act and the rules and regulations promulgated thereunder and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act and the rules and regulations promulgated thereunder.

          (13) The Company shall furnish to the Representatives, as early as practicable prior to each of the date hereof, the Closing Date and any Option Closing Date, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letter to be furnished pursuant to Section 7(k) hereof.

          (14) The Company shall cause the Common Stock to be quoted on Nasdaq or a national securities exchange for a period of five years from the date hereof, and shall use its best efforts to maintain the Nasdaq quotation or exchange listing of the Common Stock to the extent outstanding.

          (2) Each Selling Stockholder agrees with the several Underwriters that:

          (1) As more fully set forth in the Lock-Up Agreement by and between the Underwriters and each Selling Stockholder, (each, a "Lock-up Agreement"), such Selling Stockholder will not, for the duration of such Lock-up Agreement, without the prior written consent of Fahnestock, publicly offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. In the event that the terms and conditions herein conflict with the terms and conditions of the Lock-up Agreement, it is agreed that the provisions in the Lock-up Agreement shall govern.

          (2) Such Selling Stockholder will not take any action designed to, or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act and the rules and regulations promulgated thereunder or otherwise, in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (3) Such Selling Stockholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act and the rules and regulations promulgated thereunder, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

          6. Payment of Expenses. The Company agrees to pay costs and expenses in connection with the proposed public offering of the Securities, including, but not limited to, the following matters: filing fees, printing and duplicating costs, all postage and mailing expenses with respect to the transmission of prospectuses, registrar, transfer agent fees, costs and expenses related to "Tombstone" advertisements, "road show" and information meetings and presentation costs (other than Fahnestocks's own travel costs), the Company's own counsel and accounting fees, bound volumes and any issue and transfer taxes. Fahnestock and the Company will bear equally the cost of the independent technology review, which has been undertaken together with UUCom. In addition, the Company and the Selling Stockholders agree to pay to Fahnestock a non-accountable expense allowance equal to 0.5% of the gross proceeds of the proposed public offering of the Securities (including any proceeds from sales of Option Shares purchased pursuant to any exercise of the Over-Allotment Option, including purchases from Selling Stockholders).

          7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to (i) the continuing accuracy of the representations and warranties of the Company and each of the Selling Stockholders herein, as of the date hereof and as of the Closing Date and any Option Closing Date, as if such representations and warranties had been made on and as of the Closing Date or Option Closing Date, as the case may be, (ii) the accuracy on and as of the Closing Date or any Option Closing Date, of the statements of the officers of the Company made pursuant to the provisions hereof, (iii) the performance by the Company and each of the Selling Stockholders on and as of the Closing Date and any Option Closing Date, of its or their covenants and obligations hereunder, (iv) the accuracy of the statements of the Company and each of the Selling Stockholders made in any certificates pursuant to the provisions hereof, and (v) the following further conditions:

          (1) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (2) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (3) On or prior to the Closing Date, the Representatives shall have received from Underwriters' Counsel, such opinions or statements with respect to the organization of the Company, the validity of the Securities, the compliance as to form of the Registration Statement, and the Prospectus with the requirements of the Act and the rules and regulations promulgated thereunder, and other related matters as the Representatives requests. Underwriters' Counsel shall have received such papers and information as it requests to enable it to pass upon such matters.

          (4) On the Closing Date, the Underwriters shall have received the favorable opinion of Katten Muchin & Zavis, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (1) each of the Company and its Subsidiaries (A) has been duly organized and incorporated, and based upon certificates of good standing or authorization or the like received from applicable jurisdictions, is validly existing as a corporation in good standing under the laws of its jurisdiction, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except for those failures to be so qualified and in good standing which will not in the aggregate have a Material Adverse Effect, (C) has all requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; (D) has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; (E) to the best of its knowledge, is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises, permits and all federal, state and local laws, rules and regulations; and
     (F) to the best of its knowledge, has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

          (2) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Option Shares) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to, and paid for by, the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Company has been notified by the Nasdaq National Market that the Securities are duly approved for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

          (3) all issued and outstanding securities of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have, to such counsel's knowledge, no rights of rescission with respect thereto, and are not subject to personal liability by reason of being holders of such Subsidiaries' securities; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company; all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

          (4) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto pursuant to Rule 424(b), has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations promulgated thereunder.

          (5) to the knowledge of such counsel, (A) there are no agreements, contracts or other documents required by the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto, and the exhibits which have been filed are correct copies of the documents of which they purport to be copies; and (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company or any of its Subsidiaries is a party or by which it is bound, including any document to which the Company or any of its Subsidiaries is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all respects and fairly represent the information required to be shown by Form S-1;

          (6) to the knowledge of such counsel, (A) there is no action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), pending or threatened against the Company or any of its Subsidiaries (or circumstances that may give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (x) is required to be disclosed in the Registration Statement which is not so disclosed and accurately summarized in all material respects in the Registration Statement or (y) questions the validity of the capital stock of the Company, any of its Subsidiaries or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; (B) no statute or regulation required to be described in the Prospectus is not described as required; and (C) there is no action, suit or proceeding, pending or threatened, against or affecting the Company or its Subsidiaries before any court, arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in an adverse change, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement, or which in any manner draws into question the validity or enforceability of this Agreement;

          (7) the Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company; neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (A) the Charter or By-laws of the Company or any of its Subsidiaries (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition or covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties;

          (8) except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body (other than such as already have been obtained or may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Securities pursuant to the Prospectus, the performance of this Agreement and the transactions contemplated hereby;

          (9) to the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound or to which the property or assets (tangible or intangible) of the Company or any of its Subsidiaries is subject or affected; and neither the Company nor any of its Subsidiaries is in violation of any term or provision of its Charter or By-laws, or to such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

          (10) the statements in the Prospectus under "REGULATION AND SUPERVISION", "BUSINESS -- LEGAL PROCEEDINGS", "CERTAIN TRANSACTIONS," "DESCRIPTION OF CAPITAL STOCK" and "SHARES ELIGIBLE FOR FUTURE SALE" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all respects;

          (11) to the knowledge of such counsel, the persons listed under the caption "PRINCIPAL AND SELLING STOCKHOLDERS" in the Prospectus are the respective "beneficial owners" (as such phrase is defined in regulation 13d-3 under the Exchange Act) of the securities set forth opposite their respective names thereunder, as and to the extent set forth therein;

          (12) except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

          (13) to the knowledge of such counsel, except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD;

          (14) assuming due execution by the parties thereto other than the Company, the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law);

          (15) the Securities to be sold under this Agreement to the Underwriters have been duly registered pursuant to Section 12 of the Exchange Act; and

          (16) neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an "investment company" as such term is defined in the Investment Company Act.

          Such counsel shall state that it has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Prospectus, the Registration Statement and the Prospectus, as well as related matters and no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Prospectus or amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, related notes and schedules and other financial data included therein).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws, (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of the Company, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company or any of its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. Such opinion shall state that Underwriters' Counsel is entitled to rely thereon.

          Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991), or any comparable State bar accord.

          (5) The Selling Stockholders shall have furnished to the Representatives the opinion of counsel for the Selling Stockholders, dated the Closing Date and addressed to the Representatives, to the effect that:

          (1) this Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholders, the Custody Agreement and Power of Attorney is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereof;

          (2) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder to the several Underwriters will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever; and

          (3) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may be have been obtained under the Act and the rules and regulations promulgated thereunder and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such option) as have been obtained; and

          Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991), or any comparable State bar accord.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws, (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of the Selling Stockholders, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company or any of its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. Such opinion shall also state that Underwriters' Counsel is entitled to rely thereon.

          (6) An opinion from Baker & McKenzie, special counsel to the Company, that WSS is in compliance with all applicable laws and regulations of the Federal Republic of Germany regarding the WSS' providing services to residents of the Federal Republic of Germany.

          (7) At any Option Closing Date, the Underwriters shall have received the favorable opinion of Katten Muchin and Zavis, dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, confirming, as of such Option Closing Date, the statements made by Katten Muchin and Zavis and in its opinion delivered on such Closing Date.

          (8)  Prior to each of the Closing Date and any Option Closing Date,
(i) other than as set forth in the Registration Statement or Prospectus, there shall have been no adverse change nor development involving a prospective adverse change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company or any of its Subsidiaries, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of its Subsidiaries, from the latest date as of which the financial condition of the Company and its Subsidiaries, taken as a whole, is set forth in the Registration Statement and Prospectus which is adverse to the Company and its Subsidiaries, taken as a whole; (iii) neither the Company or any of its Subsidiaries, shall be in default under any provision of any instrument relating to any outstanding indebtedness;
(iv) neither the Company nor any of its Subsidiaries shall have issued any securities (other than the Securities); (v) neither the Company nor any of its Subsidiaries shall have declared or paid any dividend or made any distribution in respect of its capital stock of any class; (vi) there shall have been no change in the capital stock of the Company, or any change in the debt (long or short term) or liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise); (vii) no amount of the assets of the Company or any of its Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (viii) no actions, suits or proceedings, at law or in equity, shall have been pending or, to the best knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any of its Subsidiaries, or affecting any of its properties or business, before or by any court or federal, state or foreign commission, board or other administrative agency wherein unfavorable decisions, rulings or findings may, in the aggregate, adversely affect the business, operations, prospects, financial condition or income of the Company and its Subsidiaries, taken as a whole, except as set forth in the Registration Statement and Prospectus; and (viii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the best knowledge of the Company, threatened or contemplated by the Commission.

          (9) At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each such person has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

          (1) the representations and warranties of the Company in this Agreement are true and correct in all respects as if made on and as of such Closing Date or Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

          (2) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge or the Company's knowledge, after due inquiry, are contemplated or threatened;

          (3) the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (4) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (10) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the signer[s] of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (11) The Company shall have requested and caused Andersen to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1999, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

          (1) it is their opinion that the audited financial statements, supporting schedules and pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations promulgated thereunder and that the Representatives may rely upon the opinion of Andersen with respect to such financial statements and supporting schedules included in the Registration Statement;

          (2) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine month period ended [September 30], 1999, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and the rules and regulations promulgated thereunder with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

               (2) with respect to the period subsequent to September 30, 1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the total liabilities of the Company and its Subsidiaries or capital stock of the Company or increases in the stockholders' deficit of the Company or decreases in working capital (or increases in working capital deficit, as the case may be) of the Company as compared with the amounts shown on the September 30, 1999, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from September 30, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in revenues or gross profit, or for the period from September 30, 1999 to such specified date there were any increases, as compared with the corresponding period in the preceding quarter, in loss from operations or net loss or in per share amounts of net loss of the Company, except in all instances for changes or increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

               (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial
          Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

          (3) they have compared specific dollar amounts, numbers of shares, number of active customer accounts, total customer trades, total customer assets, average trades per day, percentages of revenues and earnings, number of employees, statements and other financial information pertaining to the Company or its Subsidiaries set forth in the Prospectus (where, for purposes of this paragraph only the term "Prospectus" includes any supplement thereto at the date of the letter), in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

          (4) statements as to such other matters incident to the transaction contemplated hereby as the Representatives may request.

          (12) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (13) The Company shall have delivered to the Representatives a letter from Andersen addressed to the Company stating that Andersen has not, during the immediately preceding two (2) year period, brought to the attention of the Company's management, any "weakness," as defined in Statement of Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls.

          (14) On each of the Closing Date any Option Closing Date, there shall have been duly tendered to the Representatives for the several Underwriters' accounts the appropriate number of Securities.

          (15) No order suspending the sale of the Securities in any jurisdiction designated by the Representatives pursuant to subsection (c) of
Section 5 hereof shall have been issued on either the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

          (16) Prior to the Closing Date, any voting agreements or voting trusts among shareholders of the Company of which the Company has knowledge, will be amended to terminate upon the consummation of an initial public offering by the Company of its Common Stock, provided, however, that the voting agreement between Joseph and Avi Fox need not be amended to so terminate.

          (17) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (18) the Company and WSS have implemented all changes recommended by each of the Commission and the NASD following their most recent examinations of the Company and WSS.

          If any of the conditions specified in this Section 7, if not otherwise qualified as to materiality, shall not have been fulfilled in all material respects, and if otherwise qualified as to materiality, shall not have been fulfilled in all respects, when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement, if not otherwise qualified as to materiality shall not be in all material respects, and if otherwise qualified as to materiality shall not be, reasonably satisfactory in form and substance to the Representatives and Underwriters' Counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 7 shall be delivered at the office of Cravath, Swaine & Moore, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

          8. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Fahnestock on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          9.  Indemnification and Contribution.

          (1) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (2) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

          (3) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth under the heading "Underwriting", (i) the sentences related to concessions and reallowances and

(ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Prospectus or the Registration Statement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Prospectus or the Registration Statement.

          (4) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (5)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          10. Representations and Indemnities to Survive Delivery. All representations, warranties, agreements, indemnities and other statements of the Company or its officers, of each

Selling Stockholder and of the Underwriters, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements as of the Closing Date and as of any Option Closing Date, as the case may be, and such representations, warranties and agreements and the indemnity agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any Selling Stockholder, or any controlling person of any Underwriter, or the Company, and shall survive the termination of this Agreement or the issuance, sale and delivery of the Securities to the Underwriters and the Representatives, as the case may be.

          11. Effective Date. This Agreement shall become effective upon the later of when (i) the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Security has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representatives or by the Representatives by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 2, 6 and 9 hereof shall at all times be in full force and effect.

          12.  Qualified Independent Underwriter.

          (1) The Company hereby confirms its engagement of the services of Fahnestock as, and Fahnestock hereby confirms its agreement with the Company to render services without compensation as, a "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD with respect to the offering and sale of the Securities.

          (2) The QIU hereby represents and warrants to, and agrees with, the Company and the other Underwriters that, with respect to the offering and sale of the Securities as described in the Prospectus:

          (1) the QIU qualifies as, and constitutes, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD;

          (2) the QIU has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

          (3) the QIU has agreed in acting as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD to undertake the legal responsibilities and liabilities of an underwriter under the Act, specifically including those inherent in Section 11 thereof;

          (4) based upon, among other factors, the information set forth in the Prospectus and its review of such other documents and the taking of such other actions as the QIU, in its sole discretion, has deemed necessary or appropriate for the purposes of delivering its recommendation hereunder, the QIU recommends, as of the date of the execution and delivery of this Agreement, that the price at which the Securities are to be distributed to the public shall not be higher than that set forth on the cover page of the Prospectus, which price should in no way be considered or relied upon as an indication of the value of the Securities; and

          (5) the QIU will furnish to the other Representatives on the Closing Date a letter, dated the date of this Agreement, in form and substance satisfactory to the other Representatives, to the effect of clauses (i) through (iv) above.

          (3) The Company, each of the Selling Stockholders, the QIU and the other Underwriters agree to comply in all material respects with all of the requirements of Rule 2720 of the Conduct Rules of the NASD applicable to them in connection with the offering and sale of the Securities. The Company and each of the Selling Stockholders agrees to cooperate with the Underwriters, including the QIU, to enable the Underwriters to comply with Rule 2720 of the Conduct Rules of the NASD and to enable the QIU to perform the services contemplated by this Agreement.

          (4) The QIU hereby consents to the references to it in its capacity as "qualified independent underwriter" as set forth under the caption "Underwriting" in the Prospectus.

          (5) The Company and the Selling Stockholders will, jointly and severally, indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD with respect to the offering and sale of the Securities and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          13. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or the Nasdaq National Market,
(ii) the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives' opinion, make it inadvisable to proceed with the delivery of the Securities, (iii) Joseph Fox shall no longer serve the Company in his present capacity, (iv) a banking moratorium shall have been declared either by Federal or New York State authorities, (v) any domestic or international event or act or occurrence has materially disrupted, or in the Representatives' opinion will in the immediate future materially adversely disrupt, the financial markets, (vi) any material adverse change in the financial markets shall have occurred, or (vii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11 hereof or (ii) Section 13 or 14 hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          14. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 14, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          15. Default by the Company. If the Company shall fail on the Closing Date or on any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representatives' option, by notice from the Representatives to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 6, Section 9 and Section 13 hereof. No action taken pursuant to this Section 15 shall relieve the Company from liability, if any, in respect of such default.

          16. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Fahnestock & Co. Inc., 125 Broad Street, New York, New York 10004, Attention: Henry P. Williams, (Facsimile number: (212) 425-2028) with a copy to Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, Attention: Robert Rosenman, Esq., (Facsimile number: (212) 765-0979). Notices to the Company shall be directed to the Company at Web Street, Inc. , 510 Lake Cook Road, 4th Floor, Deerfield, IL 60015, (Facsimile number: (847) 267-9295), Attention: Joseph Fox, Chairman and Chief Executive Officer, with a copy to Stuart A. Cohn, and a copy to Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, IL 60661, Attention: Mark D. Wood, Esq., (Facsimile
Number: (312) 577-8858). Notices to the Selling stockholders shall be directed to Rodney R. Schoemann, 3904 Wheat Drive, Metairie, Louisiana 70002, (Facsimile Number (504) 455-8845), with a copy to Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas Texas 75201, Attention: William C. Perez, Esq., (Facsimile Number: (214) 740-8800).

          17. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company, the Selling Stockholders, and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          18. Applicable Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in New York City and waives any objection to venue in such courts.

          19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same agreement.

          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          21. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representatives and the Company.

          If the foregoing correctly sets forth the understanding between the Underwriters, the Selling Stockholders and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    WEB STREET, INC.


                                    By:  __________________________________
                                         Joseph J. Fox
                                         Co-Chairman and Chief Executive
                                         Officer

Confirmed and accepted as of
the date first above written.

FAHNESTOCK & CO. INC.
[________________________]
[WEB STREET SECURITIES, INC.]

For themselves and as Representatives
of the several Underwriters named
in Schedule A hereto.


By: FAHNESTOCK & CO. INC.



By:____________________________
    Name:
    Title:

As Attorney-in-Fact for the
Representatives

By:___________________________
    Name:
    Title:

      As Attorney-in-Fact for
      the Selling Stockholders

By:____________________________
    Name:
    Title:

                                 SCHEDULE A

                                                            Number of Securities
                                                              to be Purchased
                                                            --------------------

Fahnestock & Co. Inc.

Pacific Crest Securities Inc.

Web Street Securities, Inc.







TOTAL:                                                           3,500,000

                              SCHEDULE B [revise]



Selling Stockholders:                        Maximum Number of Securities
--------------------                         ----------------------------
                                             to be Sold
                                             ----------

[name]
[address, fax no.]........................

[name]
[address, fax no.]........................

                                             ------

          Total...........................
                                             ======